Exhibit 5.2

LETTER OF DETERMINATION FROM INTERNAL REVENUE SERVICE

INTERNAL REVENUE SERVICE	DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201

Employer Identification Number:
Date: October 5, 2001	91-1144442
DLN:
MICROSOFT CORP.	17007363001030
C/O DOUGLAS M LOVE	Person to Contact:
PRESTON GATES & ELLIS LLP	MARGARET C BISBERG ID#75107
701 FIFTH AVE STE 5000	Contact Telephone Number:
SEATTLE, WA 98104-0000	(877) 829-5500
Plan Name:
MICROSOFT CORP SAVINGS PLUS 401K PLAN
Plan Number: 001

Dear Applicant:

We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provides examples of the effect of a plan’s operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated September 28, 2001. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This determination letter is applicable for the amendment(s) executed on December 14, 2000.

This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

MICROSOFT CORP

The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

/s/ Paul T. Shultz
Paul T. Shultz
Director,
Employee Plans Rulings & Agreements

Enclosures:
Publication 794
Addendum

MICROSOFT CORP

This determination also applies to the

Eighth Amendment, adopted November 1, 2000;

Seventh Amendment, adopted May 6, 2000;

Sixth Amendment, adopted March 17, 2000;

Fifth Amendment, adopted February 28, 2000;

Fourth Amendment, adopted November 8, 1999;

Third Amendment, adopted August 31, 1999;

Second Amendment, adopted July 1, 1999;

First Amendment, adopted May 18, 1999.

This determination also applies to the restatement adopted March 26, 1999.

This determination also applies to the

Twenty-fourth Amendment, adopted March 5, 1999;

Twenty-third Amendment, adopted December 1, 1998;

Twenty-second Amendment, adopted September 23, 1998;

Twenty-first Amendment, adopted March 30, 1998;

Twentieth Amendment, adopted January 28, 1998;

Nineteenth Amendment, adopted December 19, 1997;

Eighteenth Amendment, adopted August 20, 1997;

Seventeenth Amendment, adopted July 8, 1997;

Sixteenth Amendment, adopted June 25, 1997